[LOGO] Bank of America
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Bank of America Texas, N.A.
Business Lending Services
P. 0. Box 6022
Pasadena, CA 91102-6022


September 12, 1997



U.S.A. RADIO NETWORK INC
ATTN: JAMES BALLARD
2290 SPRINGLAKE UNIT NO. 107
DALLAS, TX 75234

                              ABC Line Number 52208514216017001

Welcome!                                Credit Limit $40,000.00

Your new Advantage Business Credit(R) (ABC) line has been approved and is now available to help you manage your short term business expenses. Enclosed is your Advantage Business Credit
Line Agreement (the "Agreement"), which describes the terms and conditions of your line of credit, and two copies of a Confirmation.

     To Gain Access To Funds

           * Please complete and execute one copy of the enclosed Confirmation and deliver it to your BofA branch. Once you have done so, you may request advances under your line of credit. In fact, you may request your first advance by indicating the amount you want on the Confirmation itself. If you do so, we will promptly deposit the advance into the checking account indicated on your loan application. You may retain the Agreement and the other copy of the Confirmation for your records.

           * The signature(s) of your duly authorized officer(s) on the Confirmation will indicate your agreement to the terms and conditions of the Agreement. Please return the signed Confirmation by September 26, 1997

     Advances and Payments by Telephone
           * Transfer funds to and make payments from your designated BofA business checking account quickly and easily by calling our toll-free customer service number 1-800-245-2523. If you didn't request this service and are interested, please complete die appropriate section on the Confirmation.

     Convenient Credit Line Checks
           * Use your credit line checks to pay your business expenses directly or to deposit funds into your business checking account. Your new credit line checks will be mailed to you separately in approximately 10 business days. If you wish to authorize additional signers to access the line of credit, please complete the appropriate section on the Confirmation.

     Customer Service Hours: 1-800-245-2523
           *  For extended hours service, an automated Voice
               Response Unit (VRU) is available to provide you with information on your Line and to make automated telephone transfers.

           * Our professional Customer Service Representatives are available during standard business hours to provide you with personalized service.

               Extended Hours (VRU)
               7 Days a Week 8 a.m. to 12 p.m.

               Standard Business Hours
               Monday - Friday  9 a.m. to 6 p.m.
               Saturday  11 a.m. to 4 p.m.

           * If you call by 4 p.m. Monday through Friday, telephone transfers will be processed the same day. Requests made after 4 p.m., or on Saturday, Sunday, or holidays, will be processed the next business day.

     Monthly Statements
           * Each month you will receive a statement that summarizes your credit line activity for the prior monthly period. Your monthly payment will be due no later than 10 days from the statement date. If you requested Automatic Payment Service, your monthly payment will be deducted from your designated BofA business checking account on the 10th day of each month, or on the next business day if the 10th falls on a non-business day. If you didn't request this service and are interested, please complete the appropriate section on the Confirmation.

Thank you for giving us this opportunity to serve your business financing needs. We look forward to earning your continued business by ensuring your satisfaction. If we can be of further service, please don't hesitate to give us a call.

Sincerely,


    /s/ Janet A. Garufis
Janet A. Garufis
Senior Vice President
N-2191E-TX    JTF    5/97


                               -2-





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[LOGO] Bank of America
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                              Advantage Business Credit(R) Line
                                                   Confirmation

TO:       Bank of America Texas, N.A.

FROM:     U.S.A. RADIO NETWORK INC.

DATE:     9/18/97

RE:       $40,000.00 Advantage Business Credit Line

CONFIRMATION/REQUEST FOR ADVANCE.

This Confirmation is delivered in connection with the attached Advantage Business Credit Line/Loan Agreement between Bank of America Texas, National Association ("Bank") and U.S.A. RADIO NETWORK INC. ("Borrower") dated as of September 12, 1997
(the "Agreement").

1. Borrower acknowledges having received a completed copy of the Agreement.

2.   Please check one:

[   ]Borrower hereby requests an advance under the line of credit in the amount of $___________ (not to exceed the amount referenced above), to be disbursed by Bank into Borrower's account listed in the Agreement, or if no account was given, the following account #:______________.

[X]  Borrower does not request an advance at this time.

3. Borrower hereby agrees to all the terms and conditions stated in the Agreement. In addition, Borrower hereby confirms that the representations and warranties stated in the Agreement are true and correct in all material respects as of the date hereof.

4. This Confirmation is hereby incorporated into and made a part of the Agreement for all purposes. Borrower's execution of this Confirmation shall constitute execution of the Agreement.


ADDITIONAL SERVICES. If you did not request the following services and are interested, simply check the box next to the service(s) you are interested in adding to your line. Please provide your business checking account number below.

[X] Automatic Payment Service and Telephone Transfer Service. Yes, reduce my interest rate by 1% with Automatic Payment Service. Automatically deduct the required monthly payment from my account listed below. I understand that this also includes Telephone Transfer Service to and from this business checking account and my ABC line of credit.

[   ]Telephone Transfer Service.  Yes, I would like to take
     advantage of Telephone Transfer Service to and from my account listed below, however, I am not interested in Automatic Payment Service at this time.

     Bank of America Business Checking Account #31429-2588 for service(s) requested above.

ADDITIONAL SIGNERS FOR CHECK ACCESS TO THE LINE.

Section I.D. of the Agreement indicates that checks may be signed by any one individual who signed the application for credit.
Section IV.J. of the Agreement indicates that checks are to be used only by the Borrower. This section further states that, if the Borrower permits anyone else to use the checks without the Bank's consent, the Borrower will be obligated for any advances obtained by that person plus any interest and other charges attributed to such advances.

If you wish to authorize additional signers to access the line, please provide their name, title, social security number and a specimen of their signature below:

Print Name          Title     Social Security     Signature

1. Mark Maddoux     VP        XXXXXXXXX      /s/ Mark Maddoux

2. ____________     _____     ____________   ________________

3. ____________     _____     ____________   ________________
     _____________________________

4. ____________     _____     ____________   ________________

TO COMPLETE, PLEASE SIGN BELOW AND RETURN TO YOUR BANK OF AMERICA
BRANCH.

U.S.A. RADIO NETWORK INC.

By:  /s/ R. Maddoux           By:
     ------------------            ------------------------
     R Maddoux
     President

By:  -------------------      By:  ------------------------

[LOGO]  Bank of America
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                                        ADVANTAGE BUSINESS CREDIT
                                              LINE/LOAN AGREEMENT
                                                    VARIABLE RATE

TO:  Bank of America Texas, N.A.
     Unit #2619
     I-925 West John Carpenter Freeway
     Irving, Texas 75063

CUSTOMER NAME

     U.S.A. RADIO NETWORK INC.

LINE OF CREDIT/LOAN NO.: 52208514216017001

CREDIT LIMIT/LOAN AMOUNT:     $40,000.00

BRANCH NO.:              7735

DEPOSIT ACCOUNT NO.
("ACCOUNT")

     INTRODUCTION. This Agreement dated as of September 12, 1997 is entered into between U.S.A. RADIO NETWORK INC. (the "Borrower") and Bank of America Texas, National Association (the "Bank") concerning the Borrower's Advantage Business Credit facility with the Bank. When the Borrower signed the application for an Advantage Business Credit facility, the Borrower agreed to comply with the terms of this Agreement:

[X]  I.  THE LINE OF CREDIT

A. NATURE OF THE LINE. If the box above is checked, the Bank has made available to the Borrower a revolving line of credit ("Line") in the principal amount shown above as "Credit Limit" subject to the terms and conditions of this Agreement. This means that the Borrower, or any person provided for in Section I.C. and I.D. below, may request an advance of all or a part of the Line at any time while the Line is available. Any amount repaid by the Borrower becomes available for the Borrower to reborrow after the expiration of a hold period for payments by personal checks of up to eleven business days. If the Bank delays the availability of funds, it will mail to the Borrower a notice within one business day.

B. ADVANCES. Advances under the Line may be in any amount not to exceed the credit limit remaining available. Advances may be made by telephone authorization deposited into the Borrower's account listed above, if any, or such other of the Borrower's accounts with the Bank as designated by the Borrower in writing (the "Account").

C. TELEPHONE AUTHORIZATION. The Bank may honor telephone instructions for advances or repayments given by any one of the individuals who signed the application for this Advantage Business Credit Line on the Borrower's behalf, or any other individual designated by any one of such authorized individuals. Repayments authorized by telephone shall be withdrawn from the Borrower's Account. The Borrower indemnities and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

D. CREDIT LINE CHECKS.
     [X] If the box to the left is checked, the following paragraphs apply:
     1. WRITING CHECKS. The Bank will issue checks to the Borrower at no cost. The Borrower may borrow money under the Line (up to the Credit Limit remaining available) by writing checks. The Borrower agrees not to write checks in an amount less than $300, and not to write more than five checks in any one billing cycle. The Bank may charge a fee for any checks written for a lesser amount, or if more than the permitted number of checks are written. Each paid check will be charged to the Line. Checks may be signed by any one individual who signed the application for credit. Only one signature shall be required on any check.

     2. STOP PAYMENTS. The Borrower may stop payment on a check as long as the request is received by the Bank prior to the time the check is posted to the Line. The request must include the information which the Bank requires. The Borrower may be charged a fee to place or renew a stop payment order. A stop payment shall be effective for 1 80 days. The Borrower must renew the stop payment if it wishes the stop payment to be effective for a longer period. In some cases, the Bank may pay a check even if a stop payment is in effect. For example, if a branch of the Bank or another person or entity becomes a "holder in due course" of a check, the Bank may still pay the check and post the amount to the Line.

     3.   CHECK CERTIFICATION.  The Bank will not certify checks.

     4.   LOST OR STOLEN CHECKS.  The Borrower must notify the
     Bank immediately at the Bank of America Address shown at the top of

     5. CANCELLED CHECKS. The Bank will not return the cancelled checks to the Borrower, but will retain photocopies for eight (8) years. The Borrower agrees to examine the monthly billing statement on the Account promptly in order to identify improper or unauthorized transactions. If the Borrower requests a copy of a check, the Borrower must write a letter to the Bank, including the Account number, the check number and amount, and the date that the check posted to the billing statement. The Bank may charge a fee for providing a copy of checks.

     6. AUTHORIZED USE. The checks issued to the Borrower must be used only by the Borrower. If the Borrower permits anyone else to use its checks without the Bank's consent, the Borrower will be obligated to pay for any advances obtained by that person plus any interest and other charges attributable to such advances.

     7. RETURN OF CHECKS. At the Bank's request, the Borrower will return to the Bank any unused checks if the Account is terminated. If any such event occurs, the Bank may return unpaid any checks presented against the Account.

E. DEFAULT. The Bank may, in its sole discretion, refuse to make advances hereunder if an Event of Default has occurred
     (as defined in Section VII. below).

F. AVAILABILITY OF THE LINE. Advances under the Line will be available until the earlier of the following (the "Termination Date"): (1) the anniversary of the date of this Agreement, unless the Agreement is renewed by the Bank as described in paragraph I below; or (2) the date the Bank terminates the Line because of an Event of Default pursuant to Section VII.; or (3) the date the Line is cancelled by the Borrower pursuant to Section IV.A. On the Termination Date, no further advances will be made available to the Borrower.

G. CREDIT LIMIT. A credit limit has been set on the Line and is shown above as "Credit Limit". The Borrower agrees not to allow the principal amount which the Borrower owes at any one time under this Agreement to exceed the Credit Limit. The Bank does not have to honor any request for an advance which, when added to the unpaid balance, would exceed the Credit Limit.

H.   PAYMENTS.
     1. The minimum payment due each month shall be the amount of all accrued but unpaid interest owed on the last day of the immediately preceding month. Such payment shall be due and payable in full on the tenth (10th) day of each month, or on the next Business Day if said date falls on a Saturday or Sunday, or on a holiday on which the Bank is closed. In addition, the Borrower must pay any amounts past due, any amount that exceeds the Credit Limit and any other charges assessed as described in this Agreement. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed under the laws of the State of Texas.

     2. The entire outstanding principal balance of the Line, together with all accrued and unpaid interest thereon, and fees and charges owing in connection therewith, shall be due and payable in full on the Termination Date.

     3. All sums received from the Borrower for application to the Line shall be applied to the Borrower's obligations under the Line in such order as determined by the Bank.

I. RENEWAL. Upon a review of the Borrower's performance under this Agreement and other credit factors, the Bank may, in its sole and absolute discretion, renew this

     Agreement under terms and conditions satisfactory to the Borrower and the Bank. Any such renewal will be for a period of one year from the date of the renewal.

[   ]  II. THE LOAN

A. AMOUNT. If the box above is checked, the Bank has made available to the Borrower a term loan ("Loan") in the principal amount shown above as "Loan Amount" subject to the terms and conditions of this Agreement.

B.   PRINCIPAL AND INTEREST PAYMENTS

     1. The Borrower promises to pay to the Bank principal on the Loan in ________ installments of ______________________
     Dollars plus interest, each payable on the _____ day of each month, or on the next Business Day if said date falls on a Saturday or Sunday, or on a holiday on which the Bank is closed, beginning __________, and continuing until ___________, on which date all unpaid principal and accrued unpaid interest shall be paid in full. The principal and accrued unpaid interest on the Loan may also at the Bank's option be due and payable in full upon an Event of Default in accordance with Section VII herein.

     2. All sums received from the Borrower for application to the Loan shall be applied to the Borrower's obligation under the Loan in such order as determined by the Bank.

III. PAYMENTS, INTEREST AND FEES

A. PAYMENTS. The Borrower can pay the balance of the credit outstanding under this Agreement in full or part at any time without premium or penalty. The Bank may accept partial payments, whether or not marked "paid in full" without losing our rights under this Agreement.

     Payments should be made to:

     Bank of America Texas, N.A.
     Unit #1738
     P. O. Box 7041
     Pasadena, CA  91109-7041

     If the Bank receives the payment at the above address by 9:00 a.m. on any Business Day, except Saturday or Sunday, the Bank will credit the payment to the amount outstanding under this Agreement as of that day. Payments may also be made at any of the Bank's Texas branches. Payments received at a branch after 4:00 p.m. or on a Saturday, Sunday or holiday will be posted the following Business Day.

B.   AUTOMATIC REPAYMENT

     [X] If the box to the left is checked, the following paragraphs apply:

     1. The Borrower hereby chooses to have its principal and interest payments made pursuant to the Bank's Automatic Payment Service, and authorizes the Bank to collect all sums due hereunder by charging the full amount thereof to the Account. Should there be insufficient funds in the Account to pay when due all or any portion of the amount due, the full amount of such deficiency shall be immediately due and payable by the Borrower.

     2. If, for any reason during the term of this Agreement, this Automatic Payment service is terminated by the Borrower or the Bank, the interest rate under this Agreement will increase by one (1) percentage point and the amount of each payment will be increased accordingly.

C.   INTEREST RATE
     1. The principal balance outstanding under this Agreement shall bear interest at a fluctuating interest rate per annum equal to the lesser of (a) the Bank's Reference Rate plus
     3.6250 percentage points, as said Reference Rate may change from time to time (the "Applicable Rate"), or (b) the Maximum Rate (as hereinafter defined).

     The Reference Rate is the rate of interest publicly announced from time to time by the Bank as its Reference Rate. The Reference Rate is set based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

     As used herein, the terms "Maximum Rate" shall mean the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, charged, collected or received on the indebtedness evidenced by this Agreement under the laws of the United States and the State of Texas applicable to the holder of this Agreement and such indebtedness. TEX. REV. CIV. STAT. ANN. Art. 5069-1.04, as amended (the "Act"), shall be relevant to this Agreement for the purposes of determining the Maximum Rate, and Bank and Borrower elect to determine such applicable legal rate under the Act pursuant to the "indicated rate ceiling" from time to time in effect, as referred to and defined in Article 1.04(a)(1) of the Act, subject, however, to any right Bank may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

     2. COMPUTATION OF INTEREST AND FEES. All computations of the Applicable Rate and fees made or called for hereunder shall be calculated on the basis of the actual number of days the unpaid principal balance is outstanding divided by a 365/366 day year as appropriate.

     3. DEFAULT RATE. At the Bank's sole option in each instance, subject to Section VIII.H., any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Maximum Rate.

D. PROMISE TO PAY FEES AND COSTS. The Borrower promises to pay according to the terms of this Agreement, all amounts outstanding and fees and costs which may be assessed under this Agreement including reasonable attorneys' fees (which may include the allocated costs of in-house counsel), court costs, and collection costs.

E. FEES. Upon the date of this Agreement, the Borrower will pay a nonrefundable loan fee of $100.00. This fee may be deducted from the Loan proceeds or treated as a principal advance from the Line. The advance will be subject to all the terms of this Agreement. In addition, if this is a Line, and if the Bank renews the Line, an annual fee will be assessed as a principal advance on the Line in the 13th monthly billing cycle after the date of this Agreement and annually thereafter whether or not the Borrower uses the Line. There is no annual fee for the first year. The annual fee is non-refundable, and the Borrower shall owe it once it is posted to the Line, even if the Line is subsequently changed, suspended or terminated for any reason.

IV.  OTHER TERMS

A. CANCELLATION BY THE BORROWER. The Borrower may cancel this Agreement by written notice to the Bank. The Borrower's request will take effect at the time it is received by the Bank. If there is more than one Borrower, the Bank may treat a request by one of them under this paragraph as a request by all of them. At the time of cancellation, the outstanding balance will be immediately due and payable.

B. STATEMENT COPIES. A fee may be charged for each statement copy requested, plus an hourly charge for any necessary research time.

C. LATE FEES. A late charge of 6% of the unpaid portion of the payment amount, with a minimum fee of $5.00 and a maximum fee of $15.00, may be assessed if payment is not received within fifteen days after the date the payment is due. This fee may be changed by the Bank at its option.

D. OVERLIMIT FEES. An overlimit fee of $15 may be assessed each time the Borrower exceeds the Credit Limit, regardless of whether the Bank permits the Borrower to exceed the Credit Limit.

E. RETURNED ITEM FEE. The Borrower may be charged a $10 returned item fee each time a payment is returned or if there are insufficient funds in the Account when a payment is attempted through Automatic Payment Services.

V.   FINANCIAL STATEMENTS

     The Borrower represents and warrants that:

A. Statements and data submitted in writing by the Borrower to the Bank in connection with this request for credit are true and correct, and said statements truly present the financial condition of the Borrower as of the date hereof and the results of the operations of the Borrower for the period covered thereby, and have been prepared on a consistently maintained basis, in accordance with generally accepted accounting principles or another basis acceptable to the Bank. Since such date there have been no material adverse changes in the financial condition or operations of the Borrower's business. The Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said statements, and the Borrower has not entered into any special commitments or substantial contracts which are not reflected in said statements, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

B. The representations and warranties contained in Section V.A. above shall apply to each financial statement submitted pursuant to Section VI.B. herein and shall be continuous and shall be automatically restated for each such financial statement as of the date of such statement.

VI.  COVENANTS

     The Borrower agrees that so long as credit is available under this Agreement and until the Bank is repaid in full, it will, unless the Bank shall otherwise consent in writing:

A. INSURANCE. Maintain public liability, property damage and worker's compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

B. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles or another basis acceptable to the Bank; permit the Bank's representatives to have access to and to examine its properties, books and records at all reasonable times; and furnish the Bank:

     1. Promptly, a notice in writing of the occurrence of any event of default hereunder or of any event which would become an event of default hereunder upon giving of notice, lapse of time, or both.

     2. Financial statements and other information relating to the affairs of the Borrower and any guarantors as the Bank may request from time to time.'

C. TYPE OF BUSINESS. Not make any substantial change in the character of its business.

D. PURPOSE. Use the proceeds of the credit provided in this Agreement solely for business purposes.

E. OUTSIDE INDEBTEDNESS. Not create, incur, assume or permit to exist any indebtedness for borrowed money other than loans from the Bank except obligations now existing as shown on the credit application or the personal financial statement or data submitted with such application pursuant to Section V.A. herein; or sell or transfer, either with or without recourse, any accounts or notes receivable or any money due or to become due.

F. LIENS AND ENCUMBRANCES. Not create, incur, assume or permit to exist any mortgage, deed of trust, security interest (whether possessory or nonpossessory) or other encumbrance of any kind (including without limitation, the charge upon property purchased under conditional sale or other title retention agreement) upon or on any of its property or assets, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper with or without recourse, whether now owned or hereafter acquired (hereinafter collectively called "Liens"), other than (1) Liens for taxes not delinquent or being contested in good faith in appropriate proceedings; (2) Liens in connection with worker's compensation, unemployment insurance or social security obligations; (3) Mechanics', workmens', materialmens', landlords', carriers', or other like liens arising in the ordinary and normal course of business with respect to obligations which are not due or which are being contested in good faith; (4) Liens on margins tock as defined within Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and
     (5) Liens in favor of the Bank.

G. LOANS, SECONDARY LIABILITIES. Not make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

H. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Not purchase or otherwise acquire the assets or business of any person or other entity, or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted, or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

I. COMPLIANCE WITH LAWS. Comply with the laws, regulations and orders of any government body with authority over the Borrower's business.

VII.     EVENTS OF DEFAULT

     The occurrence of any of the following events of default shall, at the Bank's option, terminate the Bank's obligation to extend credit under this Agreement, and make all sums of principal and interest immediately due and payable, all without demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration or other notice, all of which are hereby expressly waived and the Bank may exercise all its rights against the Borrower, any guarantor and any collateral as provided by law.

A. FAILURE TO PAY INDEBTEDNESS. Failure to pay when due any obligation of the Borrower to the Bank.

B. OTHER DEFAULTS. The occurrence of any event of default whether or not waived by the obligee under any other indebtedness extended by any institution or individual to the Borrower.

C. BREACH OF COVENANT. Failure of the Borrower to perform any other term or condition of this Agreement binding upon the Borrower.

D. BREACH OF WARRANTY. Any of the Borrower's representations or warranties made herein or any statement or certificate at any time given pursuant hereto or in connection herewith shall be false or misleading in any material respect.

E. INSOLVENCY; RECEIVER OR TRUSTEE. The Borrower, any guarantor of the indebtedness of the Borrower to the Bank or general partner of the Borrower shall become insolvent; or admit its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

F. JUDGMENTS, ATTACHMENTS. Any money judgment, writ, or warrant of attachment, or similar process shall be entered or filed against the Borrower or any guarantor of any of the Borrower's obligations to the Bank or any of its assets and shall remain unvacated, unbonded or unstayed for a period of ten days or in any event later than five days prior to the date of any proposed sale thereunder.

G. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, any guarantor of the indebtedness of the Borrower to the Bank or general partner of the Borrower.

H. MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's financial condition or the financial condition of any guarantor of the Borrower's obligations to the Bank, which, in the opinion of the Bank, would affect the ability of the Borrower to repay any advances made by the Bank hereunder or any other of the Borrower's obligations hereunder, or of such guarantor to perform under its guaranty.

I. GUARANTY. Any guaranty of the indebtedness of the Borrower to the Bank, at any time after the execution and delivery of such guaranty and for any reason other than satisfaction in full of all indebtedness incurred hereunder, ceases to be in full force and effect or is declared to be null and void; or the validity or enforceability thereof is contested in a judicial proceeding; or any guarantor denies that it has any further liability under such guaranty; or any guarantor defaults in any provision of any guaranty; or any financial information provided by any guarantor is false or misleading in any material respect.

J. DEATH. The Borrower or any guarantor dies; if the Borrower is a sole proprietorship, any owner dies; if the Borrower is a trust, a trustor dies; if the Borrower is a partnership, any general partner dies; or if the Borrower is a corporation, any principal officer or majority stockholder dies.

K. GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's or any guarantor's financial condition or ability to repay.

VIII.     MISCELLANEOUS PROVISIONS

A. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

B.   OTHER AGREEMENTS.   Nothing herein shall in any way limit
     the effect of the conditions set forth in any security or other agreement executed by the Borrower, but each and every condition hereof shall be in addition thereto.

C. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. Tex. Rev. Civ. Stat. Ann. Art. 5069, ch. 15 (which regulates certain revolving loan accounts and revolving triparty accounts) shall not apply to this Agreement.

D. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, such determination shall not affect the validity of the remaining provisions of this Agreement.

E.   SUCCESSORS AND ASSIGNS.  This Agreement is binding on the
     Borrower's and the Bank's successors and assignees. The
     Borrower agrees that it may not assign this Agreement without the' Bank's prior consent.

F.   ARBITRATION
     1. This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from: (a) This Agreement (including any renewals, extensions or modifications of this Agreement); (b) Any document, agreement or procedure related to or delivered in connection with this Agreement; (c) Any violation of this Agreement; or
     (d) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

     2. At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. THE

     UNITED STATES ARBITRATION ACT WILL APPLY DESPITE THE
PROVISIONS OF PARAGRAPH C., "GOVERNING LAW," ABOVE.

     3. Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

     4. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

     5. If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

     6. The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

     7. This provision does not limit the right of the Borrower or the Bank to: (a) exercise self-help remedies such as setoff; (b) foreclose against or sell any real or personal property collateral; or (c) act in a court of law, before, during or after the arbitration proceeding to obtain (i) an interim remedy; and/or (ii) additional or supplementary remedies.

     8. The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

G. HAZARDOUS WASTE INDEMNIFICATION. The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances,, means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity will survive repayment of the Borrower's obligations to the Bank.

H. INTEREST. Any provision herein or in any other agreement or commitment between Bank and Borrower to the contrary notwithstanding, Bank shall never be entitled to charge, receive, or collect, not shall amounts received hereunder be credited so that Bank shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of the parties that this Agreement and all other instruments securing the payment of Borrower's obligations to Bank, or executed or delivered in connection herewith, shall comply with applicable law. If Bank ever contracts for, charges, receives, or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of such obligations or other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance under this Agreement or any other indebtedness owed to Bank by Borrower, and if this Agreement and such other indebtedness are paid in full, any remaining excess shall be paid to Borrower. In determining whether the interest hereunder exceeds interest at the Maximum amount of interest shall be spread throughout the entire term of this Agreement until its payment in full.

I. MULTIPLE BORROWERS. If there are two or more Borrowers under this Agreement, each will be individually obligated to repay the Bank in full, and all will be obligated together. The Bank may terminate the availability of credit under this Agreement if the Bank receives conflicting instructions from the Borrowers.

J. ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement collectively:
     (1) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and (2) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and (3) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT
     BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE
     OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF
     THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

K. CHANGE OF TERMS. The Bank may change any term or condition of this Agreement, to the extent permitted by law, by providing written notice to the Borrower. Any such change shall apply to any unpaid balance outstanding under this Agreement as well as any future transactions under this Agreement.

L. NOTICE. As required herein, notice to the Bank shall be sent to the address shown on the Borrower's latest billing statement, to be effective when received. Any written notice to the Borrower shall be sent to the Borrower's address in the Bank's records, to be effective when deposited in the U.S. mail, postage prepaid, unless otherwise stated in the notice. The Borrower agrees to notify the Bank promptly in writing of a change in the Borrower's mailing address.

<PAGE.


M. COSTS. If the Bank incurs any expense in connection with administering or enforcing this Agreement, or if the Bank takes collection action under this Agreement, it is entitled to costs and reasonable attorneys' fees, including, to the extent permitted by applicable law, any allocated costs of in-house counsel. At the Bank's option, the Bank may add these costs to the principal amount outstanding under this Agreement.

N. ATTORNEYS' FEES. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

O. TELEPHONE MONITORING. To the extent not prohibited by law, the Bank's supervisory Quality Control personnel may listen to telephone calls between the Borrower and the Bank's customer service employees for the purpose of monitoring the quality of service the Borrower receives.

P. SETOFF. At any time after the occurrence of an event of default, the Bank may exercise a right of setoff against any deposit account of the Borrower maintained with the Bank by applying such account to the indebtedness outstanding under this Agreement.

IX.  MOTOR VEHICLE FINANCING

          [N/A]     If the box to the left is checked, the credit
          extended pursuant to this Agreement is primarily for the purchase of one or more motor vehicles (other than a heavy commercial vehicle).

     If the foregoing box is checked, then, notwithstanding any provisions to the contrary contained in this Agreement or any other agreement executed in connection with or as security for this Agreement, the following provisions shall apply.

A. AUTOMATIC REPAYMENT. If the Automatic Payment Service described in Section III.B. is terminated by Bank, such termination will not cause any increase in the Applicable Rate and no documentation fee shall be payable. If the Automatic Payment Service is terminated by Borrower, the Applicable Rate will increase by one percent (1%), but no documentation fee shall be payable.

B. OTHER CHARGES, FEES, AND EXPENSES. The following charges, fees and expenses, and no other charges, fees, or expenses of any kind, shall be payable by Borrower in connection with this credit facility: (1) interest, as specified in Section III.C. and VIII.A., (2) amounts actually incurred by Bank as court costs, (3) attorneys' fees assessed by a court, (4) lawful fees for filing, recording, or releasing to any public office any instrument securing indebtedness outstanding hereunder, (5) the reasonable cost actually expended for repossessing, storing, preparing for sale, or selling any security, (6) fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for indebtedness outstanding hereunder and (7) premiums or indentifiable charges in connection with the sale of any authorized insurance.

     This agreement is effective as of the date stated at the top of the first page.